Exhibit 10.12

Power of Attorney

Our company, the undersigned, BEIJING LENTUO ELECTROMECHANICAL GROUP CO., LTD., is a Limited Liability Company registered in Beijing, China in accordance with laws and regulations of the People’s Republic of China (the “PRC”) (Business License NO.110000002321829). We hold 100% equity interest of BEIJING TUOZHAN INDUSTRIAL & TRADING DEVELOPMENT CO., LTD. (“TUOZHAN”). As a shareholder of TUOZHAN, We hereby irrevocably entrust LENTUO HK LIMITED (“LENTUO HK”) to execute the following rights during the term of this Power of Attorney:

We the company, the undersigned, exclusively authorize LENTUO HK as the sole representative with full authority to perform shareholder’s rights upon the equity interest we hold, including but not limited to: (i) the attendance of the shareholder’s meeting and the execution of relative Shareholder Resolution(s) of TUOZHAN for and on behalf of our company; (ii) the performance of all the relative rights of our company entitled by laws and Articles of Association of TUOZHAN including but not limited to voting-rights and the rights of assigning, transferring, pledging or disposing of such equity interest partially and/or wholly; and (iii) the designations and appointments of Legal Representative, Chief Executive Director, Directors, Supervisors, General Manager and/ or other Officer(s) of TUOZHAN on our behalf.

LENTUO HK is entitled to execute the Transfer Agreement mentioned in the Exclusive Equity Interest Purchase Agreement (Where our company shall be a party) within its authority and duly perform the Equity Interest Pledge Agreement and the Exclusive Equity Interest Purchase Agreement that are entered into simultaneously with this Power of Attorney by our company. The execution of the abovementioned rights shall not constitute any limitation on this Power of Attorney.

Save as otherwise provided hereunder, LENTUO HK is entitled to exercise all the necessary rights arising from the equity interest upon its own discretions without any oral or written instructions of our company.

All acts in associate with the equity interest of our company conducted by LENTUO HK shall be deemed as the acts of our company. All documents executed by LENTUO HK shall be deemed as executed by our company; our company shall acknowledge such documents.

LENTUO HK is entitled to assign all rights under this Power of Attorney. LENTUO HK is entitled to entrust any other individual(s) or legal person(s) to execute the above rights and equity interest without issuing any notice to or obtaining any prior consent from our company. Nevertheless, LENTUO HK shall report to our company immediately after such assignment and the assignment shall not harm our company in any event.

This Power of Attorney shall be irrevocable and continuously valid when our company is a shareholder of LENTUO HK and shall come into effect as of the date set forth below.

During the term of this Power of Attorney, in the event that our company intends to perform the rights hereunder, we shall negotiate with LENTUO HK in advance.

Beijing Lentuo Electron Mechanical Group Co., Ltd.

Legal Representative:	/s/ Hetong Guo

Date: January 28, 2010

Schedule

Set forth below is a list of other affiliated entities with respect to which Beijing Lentuo Electromechanical Group Co., Ltd. executed similar Powers of Attorney.  Such Powers of Attorney are identical to the one in this exhibit (except that the concerned affiliated entity is different) and are omitted from this exhibit pursuant to the Instructions to Item 601 of Regulations S-K.

1.     Beijing Aotong Automobile Trading Co., Ltd.

2.     Beijing Lentuo Chengxin Commercial & Trading Co., Ltd.

3.     Beijing Yuantongqiao Toyota Automobile Trading Co., Ltd.

4.     Beijing Tuojiacheng Commercial & Trading Co., Ltd.

5.     Beijing Lentuo Huitong Automobile Sales Service Co., Ltd.

6.     Beijing Tuozhan Automobile Repair Co., Ltd.

7.     Beijing Lentuo Automobile Leasing Co., Ltd.